UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwritten Public Offering of Common Stock

On May 9, 2019, Intercept Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Common Stock Underwriters”), relating to an underwritten public offering of 2,400,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $83.50 per share (the “Public Offering of Common Stock”). In addition, the Company granted the Common Stock Underwriters a 30-day option to purchase up to 360,000 additional shares of Common Stock (the “Additional Shares”). On May 10, 2019, the Common Stock Underwriters notified the Company that they had exercised in full their option to purchase the Additional Shares. The closing of the Public Offering of Common Stock occurred on May 14, 2019.

The shares of Common Stock in the Public Offering of Common Stock were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-217861), including the prospectus, dated May 10, 2017, and the prospectus supplement, dated May 9, 2019.

Concurrent Private Placement of Common Stock

In addition, on May 8, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Samsara BioCapital, L.P. (“Samsara”), one of the Company’s existing stockholders, pursuant to which the Company agreed to issue and sell to Samsara 119,760 shares of Common Stock (the “Private Placement Shares”) at a purchase price per share equivalent to the price to the public in the Public Offering of Common Stock (the “Concurrent Private Placement”). The purchase price paid by Samsara for the Private Placement Shares was $9,999,960. Under the terms of the Purchase Agreement, Samsara received certain registration rights upon the consummation of the Concurrent Private Placement. The closing of the Concurrent Private Placement occurred on May 14, 2019.

Pursuant to the terms of the Purchase Agreement, the Private Placement Shares were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act. In connection with Samsara’s execution of the Purchase Agreement, Samsara represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that the securities purchased by it were acquired solely for its own account for investment, and not with a view towards distribution in a manner which would violate the Securities Act or any applicable state or other securities laws.

Underwritten Public Offering of Convertible Notes

On May 9, 2019, the Company also entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Convertible Notes Underwriters”), relating to an underwritten public offering (the “Convertible Notes Offering”) of $200,000,000 aggregate principal amount of 2.00% convertible senior notes due 2026 (the “Initial Notes”). In addition, the Company granted the Convertible Notes Underwriters a 30-day option to purchase up to an additional $30,000,000 aggregate principal amount of 2.00% convertible senior notes due 2026 (the “Additional Notes” and, together with the Initial Notes, the “Notes”). On May 10, 2019, the Convertible Notes Underwriters notified the Company that they had exercised in full their option to purchase the Additional Notes. The closing of the Convertible Notes Offering occurred on May 14, 2019.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-217861), including the prospectus, dated May 10, 2017, and the prospectus supplement, dated May 9, 2019.

Each of the Underwriting Agreements contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Common Stock Underwriters or Convertible Notes Underwriters, as applicable, including for liabilities under the Securities Act, and other obligations of the parties. In addition, in connection with each of the Underwriting Agreements, the executive officers and directors of the Company, Genextra S.p.A. and Samsara have entered into “lock-up” agreements with the Common Stock Underwriters and the Convertible Note Underwriters which generally prohibit the sale, transfer or other disposition of Common Stock or securities convertible into, exchangeable for, exercisable for or repayable with Common Stock for a 60-day period, subject to certain exceptions.

The foregoing descriptions of the Common Stock Underwriting Agreement, the Purchase Agreement and the Convertible Notes Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Common Stock Underwriting Agreement, the Purchase Agreement and the Convertible Notes Underwriting Agreement, copies of which are filed as Exhibits 1.1, 10.1 and 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The net proceeds to the Company from the Public Offering of Common Stock, the Concurrent Private Placement and the Convertible Notes Offering were approximately $450.9 million, after deducting underwriting discounts and commissions. The Company intends to use the net proceeds from the Public Offering of Common Stock, the Concurrent Private Placement and the Convertible Notes Offering for working capital and general corporate purposes, which may include, among other things, funding launch preparation activities associated with the potential approval and commercialization of obeticholic acid for nonalcoholic steatohepatitis, the ongoing commercialization of Ocaliva® in primary biliary cholangitis and the continued advancement of the Company’s clinical and research and development programs. The Common Stock Underwriters have agreed to reimburse the Company for certain expenses in connection with the Public Offering of Common Stock.

Second Supplemental Indenture

On May 14, 2019, the Company entered into a Second Supplemental Indenture relating to the issuance by the Company of the Notes (the “Supplemental Indenture”), which supplements the Indenture, dated July 6, 2016 (the “Base Indenture,” and, together with the Supplemental Indenture, the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 2.00% per annum, payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2019. The Notes will mature on May 15, 2026, unless earlier repurchased, redeemed or converted.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2026 only under the following circumstances: (i) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2019, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (iii) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate events. On or after February 15, 2026 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock (and cash in lieu of any fractional shares) or a combination of cash and shares of Common Stock, at the Company’s election.

The initial conversion rate of the Notes is 9.2123 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $108.55 per share of Common Stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to May 20, 2023. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after May 20, 2023, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture provides for customary events of default.

Copies of the Base Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under the heading “Second Supplemental Indenture” in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided under the heading “Concurrent Private Placement of Common Stock” in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

In reviewing the agreements included as exhibits to this report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement, dated May 9, 2019, between Intercept Pharmaceuticals, Inc. and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as representatives of the several underwriters named therein
1.2	Convertible Notes Underwriting Agreement, dated May 9, 2019, between Intercept Pharmaceuticals, Inc. and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as representatives of the several underwriters named therein
4.1	Base Indenture, dated as of July 6, 2016, by and between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, a national banking association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35668), dated July 6, 2016, and incorporated herein by reference)
4.2	Second Supplemental Indenture, dated as of May 14, 2019, between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee (including the form of 2.00% Convertible Senior Note due 2026)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Public Offering of Common Stock
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Convertible Notes Offering
10.1	Securities Purchase Agreement, dated May 8, 2019, between Intercept Pharmaceuticals, Inc. and Samsara BioCapital, L.P.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 5.2 hereto)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement, dated May 9, 2019, between Intercept Pharmaceuticals, Inc. and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as representatives of the several underwriters named therein
1.2	Convertible Notes Underwriting Agreement, dated May 9, 2019, between Intercept Pharmaceuticals, Inc. and Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC, as representatives of the several underwriters named therein
4.1	Base Indenture, dated as of July 6, 2016, by and between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, a national banking association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35668), dated July 6, 2016, and incorporated herein by reference)
4.2	Second Supplemental Indenture, dated as of May 14, 2019, between Intercept Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee (including the form of 2.00% Convertible Senior Note due 2026)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Public Offering of Common Stock
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Convertible Notes Offering
10.1	Securities Purchase Agreement, dated May 8, 2019, between Intercept Pharmaceuticals, Inc. and Samsara BioCapital, L.P.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 5.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Sandip Kapadia
	Name:	Sandip Kapadia
	Title:	Chief Financial Officer and Treasurer

Date: May 14, 2019